Exhibit 5

                                FOLEY & LARDNER

                                ATTORNEYS AT LAW

CHICAGO                           FIRSTAR CENTER                       SAN DIEGO
JACKSONVILLE                777 EAST WISCONSIN AVENUE              SAN FRANCISCO
LOS ANGELES              MILWAUKEE, WISCONSIN 53202-5367             TALLAHASSEE
MADISON                      TELEPHONE (414) 271-2400                      TAMPA
MILWAUKEE                    FACSIMILE (414) 297-4900           WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH
SACRAMENTO

                               September 29, 1999


Johnson Worldwide Associates, Inc.
1326 Willow Road
Sturtevant, WI  53177

Ladies & Gentlemen:

         We have acted as counsel for Johnson Worldwide Associates, Inc., a Wisconsin corporation (the "Company"), in connection with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 250,000 shares of the Company's Class A Common Stock, $.05 par value per share (the "Class A Common Stock"), which may be issued or acquired pursuant to the Johnson Worldwide Associates, Inc. 1994 Long-Term Stock Incentive Plan (the "Plan").

         In this regard, we have examined: (a) the Plan, as amended; (b) signed copies of the Registration Statement; (c) the Company's Articles of Incorporation and Bylaws, as amended to date; (d) resolutions of the Company's Board of Directors relating to the Plan; and (e) such other documents and records as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

         2. The shares of Class A Common Stock, when issued pursuant to the terms and conditions of the Plan, and as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable, except as otherwise provided by Section 180.0622(2)(b) of the Wisconsin Statutes.

         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                Very truly yours,


                                /s/FOLEY & LARDNER